CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Series Trust II of our report dated February 21, 2018, relating to the financial statements and financial highlights, which appear in Variable Portfolio - Eaton Vance Floating-Rate Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 27, 2018